Exhibit 99.1

ABIOMED, INC. CONFIRMS REVENUE GUIDANCE FOR FISCAL YEAR 2009

DANVERS, Mass. (October 2, 2008)—Abiomed, Inc. (NASDAQ: ABMD) today confirmed its fiscal year 2009 revenue guidance of $75 – 80 million.

Abiomed will be announcing financial results for the second quarter of fiscal 2009 during the first full week of November.

ABOUT ABIOMED

Based in Danvers, Massachusetts, Abiomed, Inc., is a leading provider of medical devices that provide circulatory support to acute heart failure patients across the continuum of care in heart recovery. Our products are designed to enable the heart to rest, heal and recover by improving blood flow and/or performing the pumping of the heart. For additional information please visit: www.abiomed.com.

FORWARD-LOOKING STATEMENTS

This Release contains forward-looking statements, including statements regarding Abiomed’s expected revenues for fiscal year 2009. The Company’s actual results may differ materially from those anticipated in these forward-looking statements based upon a number of factors, including uncertainties associated with development, testing and related regulatory approvals, anticipated future losses, complex manufacturing, high quality requirements, dependence on limited sources of supply, competition, technological change, government regulation, future capital needs and uncertainty of additional financing, and other risks and challenges detailed in the Company’s filings with the Securities and Exchange Commission, including the Annual Report filed on Form 10-K and recently filed Form 10-Q. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this Release. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances that occur after the date of this Release or to reflect the occurrence of unanticipated events.

Contact:

Abiomed, Inc.

Aimee Maillett

978-646-1553

ir@abiomed.com